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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 30, 2000 except for paragraphs four and five of Note 11 as to which the date is December 1, 2000, relating to the financial statements of Seattle Genetics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
January 3, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS